Exhibit 10.44

EXECUTION COPY

DEVELOPMENT AGREEMENT

This Development Agreement (this “Agreement”) is made and entered into as of the 29th day of December, 2006, by and between AMEDICA CORPORATION, a Delaware corporation (“Amedica”), and B. Sonny Bal, M.D. (“Bal”).

RECITALS:

A. Amedica is in the business of designing, developing, manufacturing and selling various products and applications for medical and biomedical uses and from various materials, including the use of advanced ceramic materials;

B. Amedica desires to continue to encourage the conceiving, development, testing, providing education and dealing with novel devices for implant in or use with hip and knee reconstructive medical and surgical procedures, whether manufactured from ceramic materials or other materials;

C. Bal is an orthopedic surgeon having knowledge and expertise relating to hip and knee reconstructive procedures; and

D. Amedica and Bal desire to enter into arrangements between them for past and future development, approval, trial and clinical use of Devices (as defined below).

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree and represent as follows:

1.	Definitions.

For purposes of this Agreement, the following terms shall have the following respective meanings:

a. “Development Services” means the development and related services as requested by Amedica relating to the conceptualization, development, testing, approval and related matters involving the Devices more fully described in Section 1(b) hereof.

b. “Devices” are exclusively limited to those items (each a “Device”) designed in Schedule A attached hereto, as the same may be amended by agreement of the parties hereto, and includes all ideas, discoveries, creations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, processes, and materials, whether or not patentable, including all rights to obtain, perfect or enforce any proprietary

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

interests therein, pertaining to such items designated in said Schedule A hereto, which Bal, whether alone or in concert with others, may conceive, reduce to practice or develop during the Term (or, if based on or related to any confidential or proprietary information of Amedica, within [***********] after the termination of this Agreement), alone or in conjunction with another, or others, whether during or outside of regular business hours, and whether or not at the request or upon the suggestion of Amedica.

c. “Net After-Tax Profits” means that portion of profits received by Amedica attributable to the sale of Devices, after deducting from all gross proceeds from such sales the costs and expenses attributable to the development, testing, marketing and sale of the Devices (but not including any Amedica overhead or expenses unrelated to the Devices), and less all sales, use, occupation or excise taxes and all income taxes applicable to income generated from the Devices.

d. “Effective Date” means January 1, 2005.

2.	Cooperative Development Arrangements.

The parties intend that Bal shall diligently perform the Development Services and provide reasonable input and expertise hereunder. The Development Services shall include, without limitation, the following:

a. Examining and reviewing the characteristics of the Devices and the nature of the materials with which the Devices are constructed;

b. Providing expertise in ideas and testing pertaining to the Devices, and coordination with other Amedica personnel and third-parties related to such testing, as requested by Amedica;

c. Providing guidance and assistance in the clinical details of the Devices;

d. Assisting by providing the written portions of the patent applications pertaining to the Devices as determined by Amedica and approved by Bal; and

e. Assisting by providing the written portions of applications for regulatory approval for the Devices or surgical processes for their implantation or other use.

3.	Term and Termination.

a. Unless earlier terminated as provided in Section 3(b) hereof, the term of this Agreement (“Term”) shall commence as of the Effective Date and shall continue until the later of:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

(i) Ten (10) years from the date hereof; or

(ii) The expiration of patent rights, developed as a result of the performance of Development Services, on the Devices.

b. Either party has the right to terminate this Agreement at any time upon thirty (30) days prior written notice to the other. Upon termination, Subject to Section 16(k) hereof, Amedica’s sole obligation to Bal will be to pay any then outstanding unpaid fees, royalties or other compensation due Bal under the terms of this Agreement and to reimburse Bal for then outstanding reimbursable expenses. Royalty payments rightfully due Bal will continue being paid by Amedica to Bal or his designated beneficiary after the termination of this Agreement.

4.	Compensation for Assignment and Sale of Proprietary Rights.

a. As full consideration for the Development Services related solely to [************************] and any assignment of right or rights in Devices related to [************************] to Amedica pursuant to Section 8 hereof, Amedica shall pay Bal, in the form of royalty or similar payments, payable on a monthly basis, [************] of the Net After-Tax Profits generated by sales of the [********************].

b. As full consideration for the Development Services related solely to the [****************************] and any assignment of right or rights in Devices related to [****************************] to Amedica pursuant to Section 8 hereof, Amedica shall pay Bal, in the form of royalty or similar payments, payable on a monthly basis, [************] of the Net After-Tax Profits generated by the sales of the [****************************].

c. As full consideration for the Development Services related solely to the [****************************] and any assignment of right or rights in Devices related to [****************************] to Amedica pursuant to Section 8 hereof, Amedica shall pay Bal, in the form of royalty or similar payments, payable on a monthly basis, [************] of the Net After-Tax Profits generated by sales of [****************************].

d. Upon Bal’s death, or upon letters from two independent physicians that

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

Bal is disabled and unable to perform the Development Services hereunder, this Agreement shall terminate as to Bal; provided, that Bal or Bal’s designated beneficiary, shall continue to be entitled to receive the royalties as provided herein, applicable to all Devices for which commercial sales have commenced prior to the date of death or disability.

e. Notwithstanding any provision herein to the contrary, income used for calculating royalties payable to Bal hereunder shall not include any sales attributable to the use of any Devices by any hospital or surgical center where Bal (or a partner, shareholder, employee or contracting physician) concurrently practices medicine. No provision under this Agreement, either overtly or covertly, directly or indirectly, requires or contemplates that Bal make any recommendations to Bal’s patients or health care facilities with respect to Devices or other products. There shall be no adjustment to the percentage of royalties, or the rate of any other compensation, resulting from the presence of or absence of, any recommendations of Devices or other products to Bal’s patients or health care facilities by Bal.

f. Amedica shall maintain separate accountings relating to the Devices. Bal shall, at all times, have reasonable access to examine Amedica’s books and records relating to the Devices solely for the purpose of confirming the accuracy of the amount of royalties payable pursuant to the terms of this Agreement.

g. Bal acknowledges that the payment provisions of this Section 4 represents the sole agreement between the parties with regard to Bal’s compensation for all Development Services and any assignment of rights to the Devices; and Amedica shall not be obligated to make, or otherwise be liable for, any additional payment of compensation, reimbursement of expenses, or any other similar types of payment with regard to Development Services or the assignment of Devices. It is the parties’ intent that this Agreement provide for the “sale or exchange of a capital asset” by Bal to Amedica under Internal Revenue Code Section 1235 entitled “Sale or Exchange of Patents,” and that all payments made to Bal hereunder shall be taxed as long-term capital gains. Nothing in this Agreement to the contrary shall imply that the parties intend that the payments to Bal hereunder shall be for anything other than the transfer of all proprietary rights that Bal may have in the Devices. Bal acknowledges that Amedica has not made and is not making any representation or warranty as to ultimate tax treatment of the payments to Bal hereunder and that Bal is encouraged to consult with his own tax advisors.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

5.	Exclusivity.

Amedica acknowledges that Bal has other professional business and investment dealings in addition to his responsibilities under this Agreement and that Bal will not be required to devote his time exclusively to his responsibilities hereunder. Notwithstanding any provision herein to the contrary, Bal agrees that during the Term, Amedica shall have the exclusive rights to the Devices.

6.	Confidentiality.

a. Both during the Term and following termination of this Agreement for any reason, Bal shall not, at any time or in any manner or for any reason, directly or indirectly, use, divulge, disclose or communicate to any third-person or entity any information that was disclosed to or developed by Bal during the course of performing the Development Services and which is not generally available to the public, including, without limiting the generality of the foregoing: (i) information regarding matters affecting or relating to Amedica’s business or Devices; (ii) the nature of Amedica’s properties or products, whether developed or under development; (iii) the identity of Amedica’s customers; (iv) prices which Amedica obtains or has obtained with respect to its products or services; (v) information as to Amedica’s discussions, negotiations and/or dealings with actual or potential third-party buyers, investors, licensees or co-venturers; (vi) Amedica’s costs, overhead or profit margin; or (vii) Amedica’s operational methods or its business plans and processes. All material as such will be labeled “confidential”.

b. Promptly following termination of this Agreement, Bal shall deliver to Amedica any and all property of Amedica which may be in his possession including products, materials, memoranda, notes, records, reports, writings, drawings, diskettes, models and other materials or other documents or photocopies of the same in any tangible form whatsoever, whether or not prepared by him, constituting confidential or proprietary information of Amedica, and any of the foregoing in intangible form.

7.	Non-Competition.

a. Certain Acknowledgments and Agreements. Bal recognizes and acknowledges the competitive and proprietary nature of Amedica’s existing and planned business operations. Bal acknowledges and agrees that, during the Term of this Agreement and the period of time following termination of this Agreement described in Section 7(b) hereof, a

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

business is deemed to be a “Competitive Business” if such business engages in a line of business in which it develops, manufactures or sells any products provided or offered by Amedica or any similar ceramic products to those described in Schedule A hereto.

b. Covenant Not to Compete. Bal agrees that during the Term and for an additional [************] after termination of this Agreement (which period shall be tolled during the period of any violation or breach of any of the provisions hereof and for a period of [************] thereafter), whether such termination is voluntary or involuntary, Bal shall not:

(i) For his benefit, or on behalf of any other person or entity, directly or indirectly, as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any Competitive Business dealing, manufacturing or having an interest in the devices listed in Schedule A hereto anywhere in North America (the “Restricted Territory”), except that nothing contained herein shall preclude Bal from purchasing or owning securities of any such business if such securities are publicly traded, and provided that his holdings do not exceed one percent (1%) of the issued and outstanding securities of any class of securities of such business; or

(ii) Either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any known customers or patrons of Amedica; or

(iii) Either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to Amedica or any present or future parent, subsidiary or affiliate of Amedica to leave the services of Amedica or any such parent, subsidiary or affiliate for any reason.

c. Reasonableness of Restrictions. Bal further recognizes and acknowledges that:

(i) The restrictions in this Section 7 are reasonable in relation to the skills which represent his principal salable asset both to Amedica and to any prospective employers; and

(ii) The geographical scope of the provisions of this Section 7 is

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

reasonable, legitimate and fair to Bal in light of Amedica’s need to market its services and sell its products worldwide in order to have a sufficient customer base to make Amedica’s business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which Bal is qualified to earn his livelihood.

8.	Ownership of Ideas, Copyrights and Patents.

a. Disclosure of Devices. Bal agrees that he will promptly disclose all Devices to Amedica and that he will not publish any Devices or any information with regard thereto, without the prior written consent of Amedica.

b. Property of Amedica. Amedica shall have the sole and exclusive right, even as to Bal, to prepare, file, prosecute, obtain and maintain any and all patents and patent applications claiming any Devices. All Devices shall be the sole and exclusive property of Amedica and Bal shall assign, and hereby does assign, to Amedica all of his right, title and interest in and to all of the Devices. If Amedica fails to commence the manufacture, marketing or distribution of the Devices within [***********] of its development, then Bal shall have the right, upon [***********] prior written notice to Amedica, to require Amedica to assign such rights back to Bal at Bal’s sole expense; provided, however, that such [******] period shall be extended until the anniversary of the date on which Amedica receives all approvals (including pricing and reimbursement approvals), product and establishment licenses, registrations, or authorizations of any kind of the U.S. Food and Drug Administration, or any successor agency or authority thereto (the “FDA”), necessary for the marketing and sale of the Device, but any such extension shall not commence unless application for such FDA approvals has been initiated by Amedica during the [******] period following development of a Device, and such extension shall terminate if, after filing its initial application for such FDA approvals and prior to obtaining such approvals, Amedica fails to pursue such FDA approvals with reasonable diligence. Bal further agrees to use his best efforts to ensure that no Devices will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation.

c. Prior Rights. Bal has furnished to Amedica, attached as Schedule B hereto:

(i) A list of all proprietary concepts and inventions in which he has any right, title, or interest as of the date of his execution of this Agreement (“Prior Rights”); and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

(ii) A list of all Prior Rights made, conceived, or developed, in whole or in part, by Bal prior to the date of his execution of this Agreement, and Bal represents that the list of Prior Rights set forth in Schedule B attached hereto is complete and accurate.

d. Cooperation. Bal hereby agrees to willfully cooperate with Amedica, its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect Amedica’s rights in and to any Devices, including, but not limited to, performing all acts deemed necessary or desirable by Amedica (both during the Term and for a period of [************] after expiration of this Agreement) and joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States of America and of any and all other countries to Devices; provided, that, Amedica will bear the expense of all such proceedings. Bal further agrees that any patent or other legal right covering any Device issued to Bal personally, shall be assigned promptly by Bal to Amedica without charge by Bal, except as specifically provided under Section 3 hereof.

e. Works Made For Hire. Without limiting the foregoing, Bal further acknowledges that all original works of authorship made by Bal after the execution of this Agreement, whether alone or jointly with others in the performance of the Development Services and which are protectable by copyright are “works made for hire” within the meaning of the United States Copyright Act, 17 U.S.C. § 101, as amended, the copyright of which shall be owned solely, completely and exclusively by Amedica. If any Device is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. § 101, as amended, such work shall be owned solely by Amedica, and Bal hereby assigns or transfers completely and exclusively the same to Amedica.

9.	Representations and Warranties Regarding Prior Work and Legal Obligations.

a. Bal hereby represents and warrants that he has no commitments or obligations with any prior employer or any other person or entity that would restrict his ability to perform the Development Services, or is inconsistent with this Agreement and Bal hereby agrees to indemnify and hold Amedica harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

b. Bal represents that he has been advised by Amedica that at no time should he divulge to, or use for the benefit of, Amedica any trade secret or confidential or proprietary information of any former, current or future employer. Bal acknowledges that he has not divulged or used, and agrees that he will not divulge or use any such information for the benefit of Amedica.

c. Bal represents that he has not and will not misappropriate any invention that he maintained any part in creating while working for any former, current or future employer.

d. Bal acknowledges that Amedica is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

10.	Equitable Remedies.

Bal acknowledges that the breach of the provisions of Sections 6, 7, 8 and 9 above shall constitute irreparable damage to Amedica and, accordingly, Amedica may, in addition to all other available remedies under law and equity, obtain injunctive relief upon an alleged violation of such Sections pending resolution on the merits of any claims raised by Amedica hereunder.

11.	Stock Option Arrangements.

As further consideration hereunder, the parties agree in good faith to negotiate an agreement granting Bal certain rights to obtain options for the purchase of Amedica common stock. The nature, amount and terms of such options shall be agreed upon by the parties in good-faith as soon as reasonably possible.

12.	Development Agreement Only.

This Agreement constitutes a development agreement only. Nothing herein is intended, nor shall it be construed, to create any employer/employee arrangement, partnership arrangement or other relationship between or among the parties except as expressly provided herein; and nothing herein is intended to grant to either party any right or interest in or to the assets, business or interests of the other party, nor the right to bind the other party except as expressly herein provided.

13.	Compliance with Laws and Regulations.

The parties, at all times, shall interpret and apply the provisions of this Agreement strictly in accordance with all applicable laws and regulations, including, but not limited to, the so-called Stark federal anti-referral law and all Medicare and Medicaid laws and regulations. If

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

any provision of this Agreement is found, by any applicable court or government agency, to be in conflict with any applicable law or regulation, the provisions of such law or regulation shall govern; and the interpretation and operation under this Agreement shall be modified accordingly.

14.	Indemnification by Amedica.

a. Amedica will indemnify and hold Bal harmless from any and all claims, costs, judgments and expenses involving:

(i) Any claim that any Device infringes or interferes with any patent or other proprietary claim of any third-party;

(ii) To the extent claimed or proven to be solely due to Device design or manufacturing defect (including reasonable attorneys’ fees) of whatever sort based on claims of product design or manufacturing defects whether sounding in negligence, strict liability at law, contract or statutory violation; and

(iii) Any breach by Amedica of any provision of this Agreement.

b. Any indemnification provided by Amedica hereunder shall not apply to any claim insofar as that claims:

(i) Relates to a professional medical liability or malpractice claim brought against Bal for professional acts or omissions in connection with the medical care or treatment associated with a Device;

(ii) Arises from any breach by Bal of any provision of this Agreement; or

(iii) Arises from any knowing submission by Bal of false data to Amedica or from any other intentional wrongdoing by Bal.

c. Promptly upon Bal’s receipt of information concerning the commencement of any third-party claim, demand, action, suit or proceeding (collectively, “Action”) which is the subject of indemnification hereunder, Bal shall notify Amedica in writing of the commencement of the Action. Any failure to provide such prompt notice shall relieve Amedica of its indemnification obligations to the extent Amedica has been materially prejudiced by such failure. Amedica may select counsel at its own expense and control the defense of such indemnity claim and Bal may participate jointly with Amedica in such defense, at Bal’s expense, in which event the parties shall reasonably cooperate with each other subject, however, to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

Amedica’s ultimate control of the defense. With respect to any Action relating solely to the payment of money damages, Amedica shall have the sole right to defend, settle, or otherwise dispose of such claim on such terms as Amedica, in its sole discretion, shall deem appropriate; provided, that Amedica shall provide reasonable evidence of its ability to pay any damages claimed. If the Action involves any claim in which Bal would become subject to injunctive relief or to other equitable relief, or Bal’s business would be adversely affected in any manner, Amedica shall settle that claim only upon the written consent of Bal, which shall not be unreasonably withheld.

15.	Indemnification by Bal.

Except to the extent that any such claims arise through the wrongful act or neglect of Amedica, Bal will indemnify and hold Amedica harmless from any and all claims, costs, judgments and expenses arising from any breach by Bal of any provision of this Agreement.

16.	General.

a. Notices. All notices required or permitted to be given to a party hereunder shall be mailed by certified mail or registered mail, postage prepaid, to that party’s address set forth on the signature page of this Agreement (or to such other address specified in writing and given to the other party in accordance with this Section 16(a)).

b. Default. If either party defaults upon any of the covenants or provisions herein, the defaulting party shall pay all costs and attorneys’ fees incurred by the other party in enforcing its rights arising hereunder.

c. Governing Law and Venue. This Agreement shall be interpreted, performed and enforced according to the laws of the State of Utah. Venue for any action hereof shall lie with the Third Judicial District Court of the State of Utah for the United States District Court for the District of Utah, Central Division.

d. Unenforceable Provision. If any provision of this Agreement is deemed unenforceable by any court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

e. Assignment. Amedica may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of Amedica’s business or that aspect of Amedica’s business in which Bal is principally involved. Bal’s rights and obligations under this Agreement may not be assigned by Bal without the prior written consent of Amedica, except that Amedica agrees and consents that Bal may assign his rights and obligations hereunder to an entity that is and continues to be wholly owed and exclusively controlled by Bal, provided that: (i) such entity agrees in writing to be bound by the terms and conditions of this Agreement; (ii) such entity agrees in writing that it shall provide for such entity’s services to be performed exclusively by Bal (except as otherwise agreed to by Amedica, which consent shall not be unreasonably withheld); and (iii) Bal shall continue to be personally subject to and bound by the provisions of Sections 8 through 12, inclusive, of this Agreement regardless of any such assignment.

f. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except between the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement, other than any future parent, subsidiary or affiliate of Amedica.

g. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

h. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

i. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

j. Construction. The parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either party.

k. Survival. The provisions of Sections 6, 7, 8, 9, 10, 13, 14, 15 and this Section 16 of this Agreement shall survive the expiration or early termination of this Agreement.

l. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

m. Section Numbers and Headings. The Section and Subsection headings and numbers used herein are for purposes of convenience and shall not be considered in the interpretation of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Development Agreement, under seal, as of the date first written above.

AMEDICA CORPORATION

By:	/s/ Warionex J. Belen
Warionex “Jose” Belen
President

AMEDICA ADDRESS:

Amedica Corporation
615 Arapeen Drive, Suite 302
Salt Lake City, UT 84108

/s/ B. Sonny Bal
B. Sonny Bal, M.D.

BAL ADDRESS:

B. Sonny Bal, M.D.

[********************]

[********************]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A

Devices:

Devices consist of the following, [****************************]:

1.	[************];

2.	[************]; and

3.	[************].

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE B

Prior Rights:

The following five concepts, ideas and experiments are the subject of an engagement between Bal and [****************************], none which compete with Amedica or are similar to the items listed in Schedule A to this Agreement.

1.	[************]

2.	[************]

3.	[************]

4.	[************]

5.	[************]

Also, Bal is engage in projects with [*********] concerning the following items:

A.	[************]

B.	[************]

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.